Exhibit 10.1

PROMISSORY NOTE

$2,000,000.00	June 15, 2007
Chicago, Illinois

1.             Agreement to Pay.

FOR VALUE RECEIVED, Vita Food Products, Inc., a Nevada corporation (“Borrower”), 2222 West Lake Street, Chicago, Illinois  60612, promises to pay to the order of MDB Alternative Investments LLC, a Delaware limited liability company (“Lender”), 20 Indian Hill Road, Winnetka, Illinois 60093, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) (“Loan”), at the place and in the manner provided in this Note, together with interest at the rate or rates described below, and any and all other amounts that are due and payable from time to time.

2.             Interest Rate.

2.1          Interest Prior to Default.

Interest will accrue on the outstanding principal balance of this Note from the date of this Note until August 31, 2007 (“Maturity Date”), at an annual rate equal to six percent (6.0%) (the “Loan Rate”).

2.2                               Interest After Default.

From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to five percent (5%) plus the Loan Rate; but in no event may the Default Rate exceed the maximum rate permitted by law.

3.             Payment Terms.

3.1                               Principal and Interest.

Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)           Interest only, which will be calculated on the unpaid principal balance of this Note, will be due and payable to Lender at the address set forth above, on the first day of the month following the month of execution of this Note, and on the first day of each month thereafter, until the Maturity Date.

(b)           The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms of this Note, together with all accrued and unpaid interest and any other amounts due and payable under this Note or under any other Loan Document (as defined below), will be due and payable in full on the Maturity Date.

3.2                               Method of Payments.

All payments of interest and principal hereunder will be paid at the offices of Lender provided for above.

3.3                               Late Charge.

If any payment of interest or principal (excluding the final payment of principal) due under this Note is not made within five (5) days after such payment is due, then, in addition to the payment of the amount so due, Borrower agrees to pay to Lender a “late charge” of five percent of the amount so overdue to defray part of the cost of collection and handling such late payment.

3.4                               Prepayment.

The Loan may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time.

4.             Security.

This Note is secured by and subject to the terms of the Second Mortgage (“Mortgage”) dated as of the date of this Note made by Borrower to Lender creating a mortgage lien on certain real property (“Premises”) legally described in Exhibit A attached to the Mortgage.  The Mortgage and this Note and any other documents now or later given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, as such documents may be amended, restated or replaced from time to time, are collectively referred to as the “Loan Documents”.

5.             Events of Default.

The occurrence of any one or more of the following events (after the expiration of specified grace or cure periods) constitutes an “Event of Default” under this Note:  (a)  failure by Borrower to pay (i) any interest payable pursuant to this Note within five (5) days after the date when due, or (ii) any other amount payable to Lender under this Note, the Mortgage or any of the other Loan Documents within five (5) days following written notice thereof from Lender; or (b) occurrence of any “Event of Default” under the Mortgage or any of the other Loan Documents; or (c) occurrence of the dissolution, insolvency or, winding-up, as applicable, of the Borrower.

6.             Remedies.

At the election of the holder of this Note, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued and any other amounts due, will become immediately due and payable in full upon the occurrence of any Event of Default.  Failure to exercise this option will not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.  No holder of this Note will, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers under this Note or otherwise unless such waiver is in writing and signed by the holder, and then only to the extent specifically set forth.  The rights, remedies and powers of the holder of this Note, as provided in this Note, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the Premises and any other security given at any time to secure the repayment, all at the sole discretion of the holder.  If any suit or action is instituted or attorneys are employed to collect all or any part of this Note, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

7.             Covenants and Waivers.

Borrower:  (i) waives and renounces any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal; (ii) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waives any and all notices in connection with the delivery and acceptance and all other notices in connection with the performance, default, or enforcement of the payment; (iv) waives any and all lack of diligence and delays in the enforcement of the payment; (v) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment, or any part, with or without substitution, and to the release of any person or entity liable for the payment; and (vi) consents to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment, and to the acceptance of any and all other security for the payment, and agrees that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.

8.             Other General Agreements.

(a)           The Loan is a business loan covered by Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended.  Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

(b)           Time is of the essence under this Note.

(c)           This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois.  This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

(d)           If any provision of this Note is determined to be invalid by reason of the operation of law, or by reason of the interpretation by any administrative agency or any court, Borrower and Lender agree to negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications, will not be affected and will remain in full force and effect.

9.             Notices.

All notices required under this Note must be in writing and must be transmitted in the manner and to the addresses or facsimile numbers required by the Mortgage, or to such other addresses or facsimile numbers as Lender and Borrower may specify from time to time in writing.

10.          Consent to Jurisdiction.

ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.

11.          Waiver of Jury Trial.

BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY RELATED AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Borrower has executed and delivered this Note as of the day and year first written above.

BORROWER:

Vita Food Products, Inc., a Nevada corporation

By:	/s/ R. Anthony Nelson
R. Anthony Nelson
Chief Financial Officer